EXHIBIT 99.1
News from Conduent

Conduent Reports Third Quarter 2026 Results; Reaffirms 2026 Outlook, Bolsters Liquidity Position and Completes Transit Sale

Key Q3 2026 Highlights (from Continuing Operations)
•Revenue: $534 million
•Pre-tax Income (Loss): $(35) million
•Adj. EBITDA(1) : $36 million, up 16.1% year over year
•Adj. EBITDA Margin(1): 6.7%, up 160 basis points year over year
•New Business Signings ACV(2): $61M
•Cost transformation: Identified $106M of $120M of cost-savings target, contributing to significant EBITDA margin improvement
•Financial position: Completed financing of $447 million in revolving credit commitments, maturing in May 2029
•FY 2026 outlook: Reaffirmed revenue of $2.15 billion–$2.25 billion and Adjusted EBITDA of $140 million–$170 million

FLORHAM PARK, NJ, November 5, 2026 - Conduent Incorporated (Nasdaq: CNDT), a global technology-enabled operating partner, today announced its third quarter 2026 financial results, highlighting continued execution of ASCEND 2026–2028. The company’s transformation plan is focused on standardizing operations and infrastructure, specializing in core solutions where it can lead and win, and scaling go-to-market capabilities around priority industries and opportunities.

Harsha V. Agadi, Chief Executive Officer, stated: “In the third quarter, we continued to make progress in improving Conduent’s operating performance. Adjusted EBITDA increased year-over-year and sequentially, and we are reaffirming our full-year 2026 outlook."

“We have taken decisive steps to strengthen our financial foundation, including refinancing our existing $357 million revolving credit facilities and adding $90 million of new commitments, while simplifying our portfolio and reducing costs. To date, we have identified $106 million in cost savings toward our $120 million target. At the same time, we continue to build our Commercial and Government businesses, with $249 million in year-to-date new-business ACV wins and $473 million in TCV wins."

EXHIBIT 99.1
“ASCEND 2026–2028 is our framework for turning this transformation into sustained performance. We are standardizing our operations and infrastructure, specializing in core solutions where we can lead and win, and scaling our go-to-market capabilities around priority industries and opportunities. Our focus is on disciplined execution—converting our pipeline into profitable growth and continuing to improve operating performance.”

Key Financial Q3 2026 Results

($ in millions, except margin and per share data)	Q3 2026	Q3 2025	Current Quarter Y/Y B/(W)
Revenue	$534	$605	(11.7)%
GAAP Net Income (Loss)	$(49)	$(46)	(6.5)%
Adjusted EBITDA from Continuing Operations(1)	$36	$31	16.1%
Adjusted EBITDA Margin from Continuing Operations(1)	6.7%	5.1%	160 bps
GAAP Income (Loss) Before Income Tax from Continuing Operations	$(35)	$(38)	7.9%
GAAP Diluted EPS from Continuing Operations	$(0.27)	$(0.27)	$—
Adjusted Diluted EPS from Continuing Operations(1)	$(0.11)	$(0.11)	$—
Cash Flow from Operating Activities	$(107)	$(39)	(174.4)%
Adjusted Free Cash Flow(1)	$(117)	$(54)	(116.7)%
Performance Commentary
Q3 2026 income (loss) before taxes from continuing operations was $(35) million, compared with $(38) million in the prior year period, primarily reflecting cost efficiencies, which more than offset lower revenue and higher restructuring and interest costs.

Q3 2026 Adjusted EBITDA from continuing operations was $36 million, compared with $31 million in the prior-year period, an increase of 16.1%. Adjusted EBITDA margin increased to 6.7%, compared with 5.1% in Q3 2025 and 3.0% in Q2 2026, reflecting lower expenses and cost optimization initiatives.

Q3 2026 cash flow from operating activities was $(107) million, compared with $(39) million in the prior-year period, primarily reflecting working-capital impacts, due to a temporary pause of the company's receivables factoring facility. Year-to-date cash flow from operating activities was $(108) million, compared with $(112) million in the prior-year period.

EXHIBIT 99.1
Key Achievements and Industry Accolades
Portfolio Optimization & Strategic Transformation
•Completed the sale of the Public Transit business to Modaxo for $164 million and expect to complete the sale of the Tolling business by year-end, sharpening focus on Commercial and Government businesses.
Business Execution & Contract Wins
•Won a new AI-enabled audit services engagement with a leading global automotive manufacturer, leveraging AI to analyze billions of dollars in vendor tooling spend, identify supplier savings opportunities and help prevent future overpayments. The opportunity could generate up to $150 million–$200 million in savings for the client.
•Added Gravie as a new client, expanding Conduent’s Payment Integrity business and extending its reach in the healthcare market.
•Expanded Document Services work with a long-standing insurance and employee benefits provider, building on the relationship to support additional business needs.
•Announced a contract spanning up to 14 years with the Commonwealth of Virginia to continue operating and modernizing its Medicaid systems, including claims processing, finance, call center services and reporting.
•Partnered with the State of New Jersey to provide EBT cards with chip-enabled technology and tap-to-pay functionality to help prevent SNAP fraud and protect beneficiaries’ funds.
•Received third-party HITRUST certification for cybersecurity and information protection for the Enterprise Data Warehouse Solution operated in support of Colorado’s Medicaid program.
Innovation & Technology Investment
•Established an enterprise AI Center of Excellence to accelerate adoption of AI across Conduent by prioritizing high-value opportunities, developing reusable capabilities and governance, and scaling validated solutions across businesses.
•Named a leader in ISG’s Global Finance and Accounting Outsourcing Provider Lens assessment for Invoice to Pay, recognizing Conduent’s Conni AI orchestration and FastCap solution for recovering overpayments and accelerating complex, time-sensitive workflows.
•Named a leader in NelsonHall’s Benefit Administration and HR Transformation Services NEAT assessments, recognizing Conduent’s AI-powered approach to employee experiences.
•Integrated Google Cloud’s Gemini models into Conduent’s Viewpoint™ platform to accelerate eDiscovery review, reduce costs and improve defensibility.
Leadership & Governance
•Appointed Narayanan Sundaresan as Chief Information and Technology Officer and Anna Novoseletsky as Executive Vice President, General Counsel and Secretary.

EXHIBIT 99.1
FY 2026 Outlook(3)

FY 2026 Outlook(3)

Revenue	$2,150M - $2,250M

Adj. EBITDA from Continuing Operations(1)	$140M - $170M

(1) Refer to the Appendix for definition and complete non-GAAP reconciliations of Adjusted EBITDA from Continuing Operations, Adjusted EBITDA Margin from Continuing Operations, Adjusted Diluted EPS from Continuing Operations and Adjusted Free Cash Flow.
(2) Refer to the Appendix for definition.
(3) Refer to the Appendix for additional information regarding non-GAAP outlook.

EXHIBIT 99.1
Conference Call
Management will present the results during a conference call and webcast on November 5, 2026 at
4:30 p.m. ET.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 800-717-1738 toll-free. If requested, the conference ID for this call is 13763477.

The international dial-in is +1-646-307-1865. The international conference ID is also 13763477.

A recording of the conference call will be available by calling 877-660-6853 or 201-612-7415 after the conference call concludes. The replay ID is 13763477.

The telephone recording will be available until November 19, 2026.

About Conduent
Conduent is a global technology-enabled operating partner that helps businesses and governments simplify complexity, modernize mission-critical operations and deliver measurable outcomes through AI, automation, data and human expertise.

EXHIBIT 99.1
Non-GAAP Financial Measures
We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures from our Continuing Operations only, unless otherwise noted. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Refer to the "Non-GAAP Financial Measures" and "Non-GAAP Reconciliations" sections attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported U.S. GAAP measures.

EXHIBIT 99.1
Forward-Looking Statements
This press release and other public statements we make may contain "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "expect," "intend," "plan," "target," "project," "will," "should," "could" and "may," and similar expressions, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements reflect our current views and assumptions regarding future events and are subject to risks and uncertainties, many of which are outside of our control, that could cause actual results to differ materially from those expected or implied.
Important factors that could cause actual results to differ materially include: risks related to the sale of our Transit Business and the pending sale of our Tolling Business, including our ability to realize the anticipated benefits, the risk that required regulatory approvals, third-party consents or other closing conditions for the Tolling transaction are not satisfied such that the closing is delayed or does not occur, and the risk that we do not receive some or all of the Transit holdback amounts; government appropriations and termination rights contained in our government contracts, and changes in government spending levels and budget priorities; our ability to renew commercial and government contracts, and the loss of, or a reduction in business from, significant clients; our ability to realize the cost savings we have identified, and to achieve estimated savings or other benefits for clients under new engagements; our significant indebtedness and the terms of such indebtedness, our credit ratings, our ability to collect our receivables, and the availability of receivables financing; breaches of, or interruptions in, our information systems and network infrastructure; the possibility that the court materially alters or fails to approve the class action settlement related to the previously disclosed cyber event that took place in January 2025, unexpected costs or liabilities in connection with that settlement or event, the outcome of other legal proceedings and government investigations related to it, and the availability and timing of insurance recovery; and developments in other claims, lawsuits, investigations and proceedings.
These and the other factors described in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our 2025 Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (or furnished) with the Securities and Exchange Commission could cause our actual results to differ materially from those in our forward-looking statements. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether because of new information, subsequent events or otherwise, except as required by law.

EXHIBIT 99.1
# # #

Media Contacts:
Remy Kaul, Conduent, remy.kaul@conduent.com

Investor Contacts:
Nick Goel, ir@conduent.com
Conduent Incorporated
100 Campus Drive, Suite 200
Florham Park, NJ 07932
www.conduent.com

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2026	2025	2026	2025
Revenue	$534	$605	$1,652	$1,826

Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	425	490	1,322	1,485
Selling, general and administrative (excluding depreciation and amortization)	72	83	230	284
Research and development (excluding depreciation and amortization)	1	1	2	3
Depreciation and amortization	36	42	114	124
Restructuring and related costs	22	12	50	24
Interest expense	15	12	40	36
(Gain) loss on divestitures and transaction costs, net	1	—	4	6
Litigation settlements (recoveries), net	—	—	1	2
Loss on extinguishment of debt	—	1	—	1
Other (income) expenses, net	(3)	2	—	4
Total Operating Costs and Expenses	569	643	1,763	1,969
Income (Loss) Before Income Taxes from Continuing Operations	(35)	(38)	(111)	(143)
Income tax expense (benefit) from continuing operations	5	4	20	(3)
Net Income (Loss) from Continuing Operations	$(40)	$(42)	$(131)	$(140)
Income (Loss) from Discontinued Operations, Net of Tax	$(9)	$(4)	$(67)	$3
Net Income (Loss)	$(49)	$(46)	$(198)	$(137)

Net Income (Loss) per Share:
Basic:
Continuing operations	$(0.27)	$(0.27)	$(0.89)	$(0.92)
Discontinued operations	(0.06)	(0.03)	(0.43)	0.02
Basic net income (loss) per share	$(0.33)	$(0.30)	$(1.32)	$(0.90)

Diluted:
Continuing operations	$(0.27)	$(0.27)	$(0.89)	$(0.92)
Discontinued operations	(0.06)	(0.03)	(0.43)	0.02
Diluted net income (loss) per share	$(0.33)	$(0.30)	$(1.32)	$(0.90)

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net Income (Loss)	$(49)	$(46)	$(198)	$(137)
Other Comprehensive Income (Loss), Net(1)
Currency translation adjustments, net	(4)	(2)	(9)	31
Unrecognized gains (losses), net	1	(2)	—	—
Changes in benefit plans, net	(1)	—	(1)	—
Other Comprehensive Income (Loss), Net	(4)	(4)	(10)	31

Comprehensive Income (Loss), Net	$(53)	$(50)	$(208)	$(106)

(1)All amounts are net of tax. Tax effects were immaterial.

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions, except share data in thousands)	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$292	$233
Accounts receivable, net	400	341
Contract assets	13	53
Other current assets	198	125
Assets of discontinued operations held for sale	404	452
Total current assets	1,307	1,204
Land, buildings and equipment, net	142	167
Operating lease right-of-use assets	116	112
Deferred contract costs, net	74	74
Goodwill	613	617
Other long-term assets	198	223
Total Assets	$2,450	$2,397
Liabilities and Equity
Current portion of long-term debt	$191	$22
Accounts payable	71	108
Accrued compensation and benefits costs	118	136
Contract liabilities	55	44
Other current liabilities	287	201
Liabilities of discontinued operations held for sale	204	217
Total current liabilities	926	728
Long-term debt	709	665
Deferred taxes	19	19
Operating lease liabilities	90	83
Other long-term liabilities	93	75
Total Liabilities	1,837	1,570

Series A convertible preferred stock	142	142

Common stock	2	2
Treasury stock, at cost	(235)	(235)
Additional paid-in capital	3,969	3,968
Retained earnings (deficit)	(2,818)	(2,613)
Accumulated other comprehensive loss	(447)	(437)
Total Equity	471	685
Total Liabilities and Equity	$2,450	$2,397

Shares of common stock issued and outstanding	155,682	154,709
Shares of series A convertible preferred stock issued and outstanding	120	120
Shares of common stock held in treasury	70,097	70,097

EXHIBIT 99.1
CONDUENT INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net income (loss)	$(49)	$(46)	$(198)	$(137)
Adjustments required to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	38	48	128	144
Contract inducement amortization	1	1	2	2
Deferred income taxes	(1)	4	(1)	(3)
Amortization of debt financing costs	—	—	1	1
Loss on extinguishment of debt	—	1	—	1
(Gain) loss on divestitures and sales of fixed assets, net	(20)	—	10	2
Stock-based compensation	—	5	2	13
Changes in operating assets and liabilities	(76)	(50)	(54)	(121)
Net change in income tax assets and liabilities	—	(2)	2	(14)
Net cash provided by (used in) operating activities	(107)	(39)	(108)	(112)
Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(5)	(15)	(23)	(44)
Proceeds from sale of land, buildings and equipment	1	—	1	—
Cost of additions to internal use software	(5)	(6)	(16)	(15)
Proceeds from divestitures	—	—	3	53
Net cash provided by (used in) investing activities	(9)	(21)	(35)	(6)
Cash Flows from Financing Activities:
Proceeds from revolving credit facility	183	134	243	259
Proceeds from the issuance of debt, net	—	—	—	4
Payments of debt issuance costs	(1)	(3)	(1)	(3)
Payments of revolving credit facility	—	—	(25)	(125)
Payments of debt	(4)	(86)	(14)	(101)
Treasury stock purchases	—	(13)	—	(20)
Excise tax payment on treasury stock purchases	—	—	—	(2)
Taxes paid for settlement of stock-based compensation	(1)	—	(1)	—
Dividends paid on preferred stock	(5)	(2)	(7)	(7)
(Repurchase of) contribution from noncontrolling interest	—	—	—	(5)
Net cash provided by (used in) financing activities	172	30	195	—
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1)	—	—	5
Increase (decrease) in cash, cash equivalents and restricted cash	55	(30)	52	(113)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	240	294	243	377
Cash, Cash Equivalents and Restricted Cash at End of period(1)	$295	$264	$295	$264
 ___________
(1)Includes $3 million and $16 million restricted cash as of September 30, 2026 and 2025, respectively, and $10 million of restricted cash as of December 31, 2025, included in Other current assets on the respective Consolidated Balance Sheets.

EXHIBIT 99.1

Appendix

Definitions

New Business Annual Contract Value (ACV): (New Business TCV / contract term) multiplied by 12.

New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the period related to new logo, new service line or expansion with existing customers.

TTM: Trailing twelve months.

PBT: Profit before tax.
Non-GAAP Financial Measures
We have reported our financial results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In addition, we have discussed our financial results using non-GAAP measures for our Continuing Operations only, unless otherwise noted.

We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. Providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures.

Management cautions that amounts presented in accordance with Conduent's definition of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner.
A reconciliation of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below.
These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under Accounting Standards Codification 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred.
Discontinued Operations
We have announced the sales of our Public Transit and Tolling businesses. These two transactions collectively represent an exit from the Transportation business, a strategic shift that will have a major effect on our operations and financial results. As such, these transactions qualify under applicable accounting guidance for reporting as discontinued operations and we reported these businesses as discontinued operations and reclassified their results from our former Transportation segment to Discontinued Operations and no longer report results for a Transportation segment. Additionally, the related assets and liabilities associated with the discontinued operations are classified as held for sale in our condensed consolidated balance sheet for the periods presented.

EXHIBIT 99.1
Unless otherwise noted, the discussion of our results is on a continuing operations basis and does not include discontinued operations.
Adjusted Revenue, Adjusted Profit Before Tax from Continuing Operations, Adjusted Net Income (Loss) from Continuing Operations, Adjusted Diluted Earnings per Share from Continuing Operations, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate from Continuing Operations

We make adjustments to Revenue, Net Income (Loss) before Income Taxes from Continuing Operations for the following items, as applicable, to the particular financial measure, for the purpose of calculating Adjusted Revenue, Adjusted Profit Before Tax from Continuing Operations, Adjusted Net Income (Loss) from Continuing Operations, Adjusted Diluted Earnings per Share from Continuing Operations, Adjusted Weighted Average Common Shares Outstanding, and Adjusted Effective Tax Rate from Continuing Operations:

•Amortization of acquired intangible assets. This is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.
•Restructuring and related costs. This includes restructuring and asset impairment charges as well as costs associated with our strategic transformation program.
•Goodwill impairment. This represents goodwill impairment charges arising from annual or interim goodwill testing.
•(Gain) loss on divestitures and transaction costs, net. Represents (gain) loss on divested businesses and transaction costs.
•Litigation settlements (recoveries), net represents settlements or recoveries for various matters subject to litigation.
•Loss on extinguishment of debt. This represents write-off related debt issuance costs related to prepayments of debt.
•Direct response costs - cyber event. This represents costs related to investigating, remediating and responding to the January 2025 Cyber Event.
•Other charges (credits). This includes Other (income) expenses, net on the Consolidated Statements of Income (Loss) and other adjustments, including former CEO separation costs of approximately $4 million in Q1 2026.
•Divestitures. Revenue and Adjusted EBITDA of divested businesses, which are not reported as discontinued operations, are excluded.

We provide adjusted net income and adjusted EPS financial measures from continuing operations to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions.

Management believes that the adjusted effective tax rate from continuing operations, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate from continuing operations with an adjusted effective tax rate from continuing operations which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business.

EXHIBIT 99.1

Adjusted Revenue, Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin from Continuing Operations

We make adjustments to Revenue, Costs and Expenses and Operating Margin from Continuing Operations for the following items, as applicable, for the purpose of calculating Adjusted Revenue from Continuing Operations, Adjusted Operating Income from Continuing Operations and Adjusted Operating Margin from Continuing Operations:

•Amortization of acquired intangible assets.
•Restructuring and related costs.
•Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Loss on extinguishment of debt.
•Direct response costs - cyber event.
•Other charges (credits).
•Divestitures, which are not reported as Discontinued Operations.

We provide our investors with adjusted revenue, adjusted operating income from Continuing Operations and adjusted operating margin from Continuing Operations information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business.

Adjusted EBITDA from Continuing Operations and EBITDA Margin from Continuing Operations

We use Adjusted EBITDA from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA from Continuing Operations represents income (loss) before interest, income taxes, depreciation and amortization and contract inducement amortization adjusted for the following items. Adjusted EBITDA Margin from Continuing Operations is Adjusted EBITDA from Continuing Operations divided by revenue or adjusted revenue, as applicable.

•Restructuring and related costs.
•Goodwill impairment.
•(Gain) loss on divestitures and transaction costs, net.
•Litigation settlements (recoveries), net.
•Loss on extinguishment of debt.
•Direct response costs - cyber event.
•Other charges (credits).
•Divestitures, which are not reported as Discontinued Operations.

Adjusted EBITDA from Continuing Operations is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance.

EXHIBIT 99.1
Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, and proceeds from sales of land, buildings and equipment, as applicable. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as Free Cash Flow from above plus adjustments for transaction costs, proceeds from failed sale-leaseback transactions and certain other identified adjustments, as applicable. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding these items, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs.

Revenue at Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this Adjusted Revenue as “constant currency.” Currency impact is determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate.

Non-GAAP Outlook

In providing the Full Year 2026 Outlook for Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations, we exclude certain items which are otherwise included in determining the comparable U.S. GAAP financial measure. A description of the adjustments which historically have been applicable in determining Adjusted EBITDA and Adjusted EBITDA Margin from Continuing Operations is reflected in the table below. We are providing such outlook only on a non-GAAP basis because we are unable without unreasonable efforts to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for Adjusted Revenue only on a non-GAAP basis using foreign currency translation rates as of fiscal year end due to the inability to, without unreasonable efforts, accurately predict foreign currency impact on revenues. In addition, the outlook is on a continuing operations basis.

EXHIBIT 99.1
Non-GAAP Reconciliations: Revenue at Constant Currency, Adjusted Net Income (Loss) from Continuing Operations, Adjusted Effective Tax from Continuing Operations, Adjusted Operating Income (Loss) from Continuing Operations and Adjusted EBITDA from Continuing Operations were as follows (see footnotes on last page of Non-GAAP reconciliations):

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
REVENUE AT CONSTANT CURRENCY
Revenue	$534	$605	$1,652	$1,826
Foreign currency impact	1	(3)	(4)	(2)
Revenue at Constant Currency	$535	$602	$1,648	$1,824

Adjusted Net Income (Loss) from Continuing Operations calculated from Net Income (Loss) from Continuing Operations
Net Income (Loss) from Continuing Operations	$(40)	$(42)	$(131)	$(140)
Adjustments:
Amortization of acquired intangible assets(2)	1	1	2	2
Restructuring and related costs	22	12	50	24
Loss on extinguishment of debt	—	1	—	1
(Gain) loss on divestitures and transaction costs, net	1	—	4	6
Litigation settlements (recoveries), net	—	—	1	2
Direct response costs - cyber event	—	—	—	25
Other charges (credits)	(3)	2	4	4
Total Non-GAAP Adjustments	21	16	61	64
Income tax adjustments(3)	4	12	28	19
Adjusted Net Income (Loss) from Continuing Operations	$(15)	$(14)	$(42)	$(57)

Adjusted Net Income (Loss) from Continuing Operations calculated from Income (Loss) before Income Taxes from Continuing Operations
Income (Loss) Before Income Taxes from Continuing Operations	$(35)	$(38)	$(111)	$(143)
Adjustments:
Total Non-GAAP Adjustments	21	16	61	64
Adjusted PBT from Continuing Operations	$(14)	$(22)	$(50)	$(79)
Adjustments:
Income tax expense (benefit) from continuing operations	$5	$4	$20	$(3)
Income tax adjustments(3)	(4)	(12)	(28)	(19)
Adjusted Income Tax Expense (Benefit) from Continuing Operations	1	(8)	(8)	(22)
Adjusted Net Income (Loss) from Continuing Operations	$(15)	$(14)	$(42)	$(57)

EXHIBIT 99.1

CONTINUED	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Adjusted Operating Income (Loss) from Continuing Operations
Income (Loss) Before Income Taxes from Continuing Operations	$(35)	$(38)	$(111)	$(143)
Adjustments:
Total non-GAAP adjustments	21	16	61	64
Interest expense	15	12	40	36
Adjusted Operating Income (Loss) from Continuing Operations	$1	$(10)	$(10)	$(43)

ADJUSTED EBITDA FROM CONTINUING OPERATIONS
Net Income (Loss) from Continuing Operations	$(40)	$(42)	$(131)	$(140)
Income tax expense (benefit) from continuing operations	5	4	20	(3)
Depreciation and amortization	36	42	114	124
Interest expense	15	12	40	36
EBITDA FROM CONTINUING OPERATIONS	16	16	43	17
Adjustments:
Restructuring and related costs	22	12	50	24
(Gain) loss on divestitures and transaction costs, net	1	—	4	6
Litigation settlements (recoveries), net	—	—	1	2
Loss on extinguishment of debt	—	1	—	1
Direct response costs - cyber event	—	—	—	25
Other charges (credits)	(3)	2	4	4
Adjusted EBITDA from Continuing Operations	$36	$31	$102	$79

EXHIBIT 99.1
Non-GAAP Reconciliations: Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS from Continuing Operations, Adjusted Effective Tax Rate from Continuing Operations, Adjusted Operating Margin from Continuing Operations and Adjusted EBITDA Margin from Continuing Operations were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Amounts are in whole dollars, shares are in thousands and margins and rates are in %)	2026	2025	2026	2025
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS(4)
Weighted Average Common Shares Outstanding	155,594	157,004	155,252	159,899
Adjustments:
Restricted stock and performance units / shares	—	—	—	—
Adjusted Weighted Average Common Shares Outstanding	155,594	157,004	155,252	159,899

Diluted EPS from Continuing Operations	$(0.27)	$(0.27)	$(0.89)	$(0.92)
Adjustments:
Total non-GAAP adjustments	0.13	0.08	0.39	0.39
Income tax adjustments(3)	0.03	0.08	0.18	0.12
Adjusted Diluted EPS from Continuing Operations	$(0.11)	$(0.11)	$(0.32)	$(0.41)

ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS
Effective tax rate	(12.3)%	(12.0)%	(17.7)%	1.8%
Adjustments:
Total non-GAAP adjustments	11.7%	43.7%	34.8%	25.0%
Adjusted Effective Tax Rate from Continuing Operations(3)	(0.6)%	31.7%	17.1%	26.8%

ADJUSTED OPERATING MARGIN FROM CONTINUING OPERATIONS
Income (Loss) Before Income Taxes from Continuing Operations Margin	(6.6)%	(6.3)%	(6.7)%	(7.8)%
Adjustments:
Total non-GAAP adjustments	4.0%	2.6%	3.7%	3.4%
Interest expense	2.8%	2.0%	2.4%	2.0%
Margin for Adjusted Operating Income from Continuing Operations	0.2%	(1.7)%	(0.6)%	(2.4)%

ADJUSTED EBITDA MARGIN FROM CONTINUING OPERATIONS
EBITDA Margin from Continuing Operations	3.0%	2.6%	2.6%	0.9%
Total non-GAAP adjustments	3.7%	2.5%	3.6%	3.4%
Adjusted EBITDA from Continuing Operations Margin	6.7%	5.1%	6.2%	4.3%

EXHIBIT 99.1

Free Cash Flow and Adjusted Free Cash Flow Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Operating Cash Flow	$(107)	$(39)	$(108)	$(112)
Cost of additions to land, buildings and equipment	(5)	(15)	(23)	(44)
Proceeds from sales of land, buildings and equipment	1	—	1	—
Cost of additions to internal use software	(5)	(6)	(16)	(15)
Free Cash Flow	$(116)	$(60)	$(146)	$(171)
Free Cash Flow	$(116)	$(60)	$(146)	$(171)
Transaction costs	2	2	8	9
Direct response costs - cyber event payments	—	7	8	9
Vendor finance lease payments	(3)	(3)	(10)	(10)
Proceeds from failed sale-leaseback transactions	—	—	—	5
Adjusted Free Cash Flow	$(117)	$(54)	$(140)	$(158)
__________
(1)Reserved for future use.
(2)Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).
(3)The tax impact of Adjusted Pre-tax income (loss) was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the Total Non-GAAP adjustments.
(4)Average shares for the 2026 and 2025 calculation of adjusted EPS excludes 5.4 million shares associated with our Series A convertible preferred stock and includes the impact of preferred stock dividends of approximately $2 million each quarter.